                                                           Draft (1) 31 May 2002




                              DATED [ O] JUNE 2002
               ---------------------------------------------------









              INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED  (1)


                     PERPETUAL TRUSTEES VICTORIA LIMITED       (2)


                INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED   (3)


                                       AND


                           BARCLAYS CAPITAL, INC.              (4)


--------------------------------------------------------------------------------

                             UNDERWRITING AGREEMENT

                                   relating to


                       PERPETUAL TRUSTEES VICTORIA LIMITED
  (IN ITS CAPACITY AS TRUSTEE OF THE INTERSTAR MILLENNIUM SERIES 2002-1G TRUST)


                                US$1,000,000,000
              CLASS A2 MORTGAGE BACKED FLOATING RATE NOTES DUE 2034

--------------------------------------------------------------------------------


                                 [ORRICK Logo]
                                  4 Broadgate
                                London, EC2M 2DA

                                TABLE OF CONTENTS

                                                                                                               PAGE
1.       DEFINITIONS.............................................................................................2

2.       ISSUE OF THE NOTES......................................................................................3

3.       STABILISATION...........................................................................................4

4.       PURCHASE AND SALE OF CLASS A2 NOTES.....................................................................4

5.       LISTING.................................................................................................5

6.       REPRESENTATIONS AND WARRANTIES..........................................................................5

7.       UNDERTAKINGS AND INDEMNITIES...........................................................................12

8.       CONDITIONS PRECEDENT...................................................................................20

9.       CLOSING................................................................................................24

10.      COMMISSIONS AND FEES...................................................................................25

11.      EXPENSES...............................................................................................25

12.      RESTRICTED REMEDIES; TRUSTEE PROVISIONS................................................................27

13.      TERMINATION............................................................................................30

14.      CONSENT TO JURISDICTION; APPOINTMENT OF AGENT TO ACCEPT SERVICE OF PROCESS.............................30

15.      FOREIGN TAXES..........................................................................................31

16.      JUDGMENT CURRENCY......................................................................................31

17.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................................32

18.      TIME...................................................................................................32

19.      COMMUNICATIONS.........................................................................................32

20.      ASSIGNMENT.............................................................................................33

21.      COUNTERPARTS...........................................................................................33

22.      GOVERNING LAW AND JURISDICTION.........................................................................34

THIS AGREEMENT is made on [o] June 2002


BETWEEN:

(1) PERPETUAL TRUSTEES VICTORIA LIMITED, a limited liability company operating under the Corporations Act 2001 of Australia (ABN 47 004 027
         258), with its registered offices at Level 4, 333 Collins Street, Melbourne, Victoria, Australia (in its capacity as trustee of the Interstar Millennium Series 2002-1G Trust (the "ISSUER");

(2) INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED, a limited liability company operating under the Corporations Act 2001 of Australia (ABN [*]), with its registered offices at Level 28, 367 Collins Street, Melbourne, Australia (in its capacity as trust manager of the Interstar Millennium Series 2002-1G Trust, the "TRUST MANAGER");

(3) INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED, a limited liability company operating under the Corporations Act 2001 of Australia (ABN 72 087 271 109), with its registered offices at Level 28, 367 Collins Street, Melbourne, Australia (in its capacity as servicer of the Interstar Millennium Series 2002-1G Trust, the "SERVICER");

(4) BARCLAYS CAPITAL, INC., a company incorporated under the laws of [Delaware], with its head office located at 222 Broadway, New York, New York, 10038 as representative (in such capacity, the "REPRESENTATIVE") of the underwriters set forth on Schedule A hereto (the
         "UNDERWRITERS").


WHEREAS:

(A) The Issuer, the Trust Manager, the Servicer and the Underwriters wish to record the arrangements agreed between them in relation to the issue and subscription of US$1,000,000,000 in aggregate principal amount outstanding of Class A2 Mortgage Backed Floating Rate Notes due 2034 (the "CLASS A2 NOTES"). The Class B Notes (together with the Class A2 Notes, the "NOTES") also referred to, and defined in, the Prospectus (defined below) are not the subject of this Underwriting Agreement.

(B) The Class A2 Notes will be in book-entry form in minimum denominations of US$100,000 each. The Trust Manager has prepared and filed with the United States Securities Exchange and Commission ("COMMISSION") in accordance with the provisions of the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement, including a prospectus, relating to the Notes.

(C) The Class A2 Notes will be constituted by, issued subject to, and have the benefit of, a note trust deed (the "NOTE TRUST DEED") dated on or about [o] July 2002 between the Issuer, the Trust Manager, The Bank of New York (the "NOTE TRUSTEE") and The Bank of New York (Luxembourg) S.A. (the "LUXEMBOURG PAYING AGENT"), and issued pursuant to the Master Trust Deed (the "MASTER TRUST DEED") dated 2 December 1999 between Perpetual Trustees Victoria Limited and Interstar Securities (Australia) Pty Limited, as it applies to the Issuer by reason of the Notice of Creation of Trust under which the Issuer becomes trustee of the Millennium Series 2002-1G Trust on the terms of the Master Trust Deed (the "NOTICE OF CREATION OF TRUST") to be given by the Trust Manager, the Series Notice (the "SERIES NOTICE") to be entered into by, inter alios, the Issuer, the Trust Manager, the Servicer, the Approved Sellers, the Note Trustee, the Luxembourg Paying Agent and Perpetual Trustee Company Limited, as security trustee (in such capacity, the "SECURITY TRUSTEE") and the Agency Agreement (the "AGENCY AGREEMENT", and, together with the Master Trust Deed, the Notice of Creation of Trust, the Note Trust Deed and the Series Notice, the "NOTE ISSUANCE DOCUMENTS") to be entered into by the Issuer, the Trust Manager, the Servicer, the Note Trustee (including in its capacities as principal paying agent (in such capacity, the "PRINCIPAL PAYING AGENT") and calculation agent (in such capacity, the "CALCULATION AGENT")) and the Luxembourg Paying Agent.


IT IS AGREED as follows:

1.       DEFINITIONS

1.1 MEANINGS. Subject to clause 1.2 and unless otherwise defined in this Agreement, words and expressions which are defined in the Master Trust Deed (as amended by the Series Notice) (including in each case by reference to another agreement) and not defined herein have the same meanings when used in this Underwriting Agreement (this "AGREEMENT"), in each case unless the context otherwise requires.

1.2 CERTAIN TERMS. The following terms when used shall have the following meanings:

         "INVESTMENT COMPANY ACT" means the United States Investment Company Act of 1940, as amended.

         "ISSUER" means, except as otherwise specified, the Issuer in its capacity as trustee of the Interstar Millennium Series 2002-1G Trust (the "TRUST") and in no other capacity, provided that, except as otherwise specified, a reference to the Issuer in clause 12 hereof is a reference to the Issuer in its corporate and not trustee capacity;

         "PROSPECTUS" shall have the meaning set out in clause 2.3;

         "REGISTRATION STATEMENT" shall have the meaning set out in clause 2.3;

         "SELLING PRICE" shall have the meaning set out in clause 4.1;

         "STOCK EXCHANGE" shall have the meaning set out in clause 5.1;

         "SWAP PARTY" means any of the National Australia Bank Limited, as fixed-floating rate swap provider, Zurich Capital Markets Australia Limited, as currency swap provider and [*], as currency swap guarantor;

         "TIME OF DELIVERY" shall have the meaning set out in clause 9.1;

         "TRANSACTION DOCUMENTS" when used in this Agreement shall mean the Master Trust Deed, the Series Notice, the Security Trust Deed, the Note Trust Deed, the Agency Agreement, the Investment Management Agreement, the Interest Rate Swap and the Currency Swap and in addition shall include the Notes, including the relevant Conditions, the Notice of Creation of Trust and this Agreement;

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         "TRUST INDENTURE ACT" means the United States Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

1.3 CLASS A2 NOTES. As used herein, the term "CLASS A2 NOTES" shall be deemed, unless the context otherwise requires, to include Class A2 notes issued only in book-entry format deposited with the Note Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC.

2.       ISSUE OF THE NOTES

2.1 AGREEMENT TO ISSUE. The Issuer as trustee of the Trust agrees, at the direction of the Trust Manager which the Trust Manager agrees to give, to issue the principal amount of Class A2 Notes set out opposite the name of each Underwriter in Schedule A hereto to each respective Underwriter.

2.2 THE CLASS A2 NOTES. The Issuer will, not later than the Time of Delivery, enter into, and provide the Representative with a copy of, each of the Transaction Documents. The Class A2 Notes will be issued in accordance with the terms of the Note Issuance Documents and will each be in the respective forms set out in the first schedule to the Note Trust Deed.

2.3 FORM S-11 REGISTRATION STATEMENT. The Trust Manager has filed a registration statement on Form S-11 (No. 333 - [o]), including a form of preliminary prospectus, for registration of the Class A2 Notes under the Securities Act and has filed such amendments thereto and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement in the form in which it first became effective and as amended or supplemented thereafter (if applicable) and the prospectus constituting a part thereof (including all information deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Securities Act) as amended or supplemented thereafter (if applicable) under the Securities Act are herein referred to as the "REGISTRATION STATEMENT" and the "PROSPECTUS", respectively, except that if any revised prospectus shall be provided to the Issuer for use in connection with the offering of the Notes which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether o not such revised prospectus is required to be filed pursuant to Rule 424(b)), the term "PROSPECTUS" shall refer to such revised prospectus from and after the time it is first provided to the Issuer for such use.

3.       STABILISATION

         The Underwriters may, to the extent permitted by applicable laws, over-allot and effect transactions in any over-the-counter market or otherwise in connection with the distribution of the Class A2 Notes with a view to stabilising or maintaining the market price of the Class A2 Notes at levels other than those which might otherwise prevail in the open market but in doing so the Underwriters shall act as principal and not as agent of the Issuer and any loss resulting from over-allotment or stabilisation will be borne, and any profit arising from them shall be retained, by the Underwriters. The Underwriters acknowledge that the Issuer has not authorised the issue of Class A2 Notes in an aggregate principal amount exceeding US$1,000,000,000.

4.       PURCHASE AND SALE OF CLASS A2 NOTES

4.1 PURCHASE AND SALE. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Issuer, at the direction of the Trust Manager, agrees to sell the Class A2 Notes to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Issuer at a price equal to [o] per cent. of the principal amount of the Class A2 Notes (the "SELLING PRICE") at the Time of Delivery the respective principal amount of the Class A2 Notes set forth opposite the names of the Underwriters in Schedule A.

4.2 OFFERING BY UNDERWRITERS. The Issuer, the Trust Manager and the Servicer understand that the several Underwriters propose to offer the Class A2 Notes for sale to the public as set forth in the Prospectus.

5.       LISTING

5.1 APPLICATION FOR LISTING. The Issuer confirms that it has authorised the Representative to make or cause to be made an application on its behalf for the Class A2 Notes to be listed on the Luxembourg Stock Exchange (the "STOCK EXCHANGE"). Each of the Issuer, the Servicer and the Trust Manager must seek to have the Class A2 Notes listed on the Stock Exchange.

5.2 SUPPLY OF INFORMATION. The Trust Manager agrees to deliver to the Stock Exchange copies of the Prospectus on behalf of the Issuer and to take such other steps as may be required for the purpose of obtaining such listing.

5.3 MAINTENANCE OF LISTING. Each of the Issuer, the Servicer and the Trust Manager will use all reasonable endeavours to obtain and maintain such listing on behalf of the Issuer for as long as any Class A2 Note is outstanding. If, however, they are unable to do so, having used such endeavours, or if the maintenance of such listing is unduly onerous, each of the Issuer, the Servicer and the Trust Manager will instead use all reasonable endeavours to obtain and maintain a listing for the Class A2 Notes on such other stock exchange as it may, with the approval of the Representative (such approval not to be unreasonably withheld), decide.


6.       REPRESENTATIONS AND WARRANTIES

6.1 WARRANTIES OF THE ISSUER. The Issuer represents and warrants to the Underwriters that:

6.1.1 The information in the Prospectus under the heading "The Issuer Trustee, the Trust Manager and the Servicer - The Issuer Trustee" contains all information relating to the Issuer which is material in the context of the Class A2 Notes and such information is true and accurate in all material respects and is not misleading or deceptive in any material respect, and any opinions expressed therein are honestly held and are based on reasonable assumptions, and there are no other facts or circumstances (other than those contained or referred to in the Prospectus) the omission of which may make any of such information or the expression of any such opinions misleading or deceptive and the Issuer has made all reasonable enquiries to ascertain such facts or circumstances and to verify the accuracy and reliability of any such information and opinions;

6.1.2 Since the date as of which information is given in the Prospectus and any amendment or supplement thereto, the Issuer and the Servicer have not carried on any business with respect to the Trust other than as described in the Registration Statement;

6.1.3    The Issuer (in its corporate capacity):

          (i) has been duly incorporated and is validly existing as a limited liability company under the laws of Victoria, Australia;

         (ii) has full power and authority to act as trustee of the Trust as described in the Prospectus; and

         (iii) has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, liquidator or similar officer of it or of any or all of its assets or revenues;

6.1.4 The Trust has been properly constituted and is validly existing as a properly constituted trust under the laws of New South Wales, Australia;

6.1.5 The issue of the Notes has been duly authorised by the Issuer and, when issued and (in the case of the Class A2 Notes) authenticated and delivered pursuant to the Note Issuance Documents and this Agreement (in the case of the Class A2 Notes), will have been duly executed, authenticated, issued and delivered (as appropriate) and will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms and entitled to the benefits provided by the Note Issuance Documents, subject, as to enforcement, to bankruptcy, insolvency, reorganisation and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

6.1.6 This Agreement has been duly authorised, executed and delivered by the Issuer, and assuming valid authorisation, execution and delivery by the other parties hereto, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganisation and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

6.1.7 Each of the other Transaction Documents to which the Issuer is a party has been duly authorised, executed and delivered by the Issuer and, assuming valid authorisation, execution and delivery by the other parties thereto, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganisation and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

6.1.8 The issue and sale of the Notes and the compliance by the Issuer with all of the provisions of the Notes, this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, nor will such action result in any violation of the provisions of the constitution of the Issuer (in its corporate capacity), or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its assets;

6.1.9 No consent, approval, authorisation, order, licenses, registration (other than the registration of the Security Trust Deed) or qualification of or with any court or governmental agency or body is required for the issue and sale of the Notes or the consummation of the transactions by the Issuer contemplated by this Agreement or the other Transaction Documents, other than

         (i) the approval for listing of the Class A2 Notes with the Stock Exchange; and

         (ii) such consents, approvals, authorisations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Class A2 Notes by the Underwriters;

6.1.10 The Security Trustee shall have a first priority and (subject to the registration of the Security Trust Deed) perfected Security Interest, free and clear of all other Security Interests, in the present and future "Trust Assets" (as such term is defined in the Security Trust
         Deed) and undertaking of the Trust for the benefit of, inter alios, the holders of the Class A2 Notes;

6.1.11 There are no legal or governmental proceedings pending to which the Issuer is a party or of which any property of the Trust is subject and, to the best knowledge of the Issuer, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

6.1.12 At the Time of Delivery there shall not exist any material default (as defined hereinafter) by the Issuer under any of the Transaction Documents or any condition, event or act, which, with notice or lapse of time or both, would constitute a material default by the Issuer under any of the Transaction Documents;

6.1.13 Subject always to the observance by each Underwriter of the representations and warranties referred to in clause 6.3 hereof, the
         Issuer:

         (i) has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold the Class A2 Notes;

         (ii) will not (directly or indirectly) offer for subscription or purchase or issue invitations to subscribe for or buy nor will it sell the Class A2 Notes; and

         (iii) has not distributed and will not distribute any offering circular, or any advertisement or other offering material,

         in each case, to [o], in its capacity as beneficiary of the Trust, or any of its successors or permitted assigns in that capacity from time to time (the "BENEFICIARY") or to an "associate" of the Beneficiary within the meaning of section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the "TAX ACT") (other than in the capacity of a dealer, note manager or underwriter in relation to the placement of the Class A2 Notes);

6.1.14 Subject always to the observance by each Underwriter of the representations and warranties referred to in clause 6.3 hereof, the Issuer will not itself, and will not authorise any other person to, directly or indirectly, offer, sell, resell, reoffer or deliver Class A2 Notes or distribute the Prospectus or any circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations; and

6.1.15 All consents, licences, approvals and authorisations of any government body in connection with the execution, delivery and performance of each Transaction Document by the Issuer have been obtained and are validly subsisting.

6.2 WARRANTIES OF THE SERVICER AND THE TRUST MANAGER. Each of the Servicer and Trust Manager, jointly and severally, repeats its representations and warranties in the Transaction Documents, as if references to "Transaction Documents" in such representations and warranties included this Agreement, for the benefit of the Underwriters, and represents and warrants to, and agrees with, each of the Underwriters and the Issuer that:

6.2.1 The Registration Statement has been declared effective under the Securities Act by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the Commission. The Registration Statement and Prospectus (as amended or supplemented if the Servicer or the Trust Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus on the Closing Date, as amended or supplemented, if applicable will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to
         (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act, and (ii) statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to the Trust Manager by any Underwriter through the Representative specifically identified by the Representative for use therein. Each of the Trust Manager, the Servicer and each of the Undewriters acknowledges and agrees that the information under the heading "Plan of Distribution" relating to selling concessions and reallowance and relating to transactions by the Underwriters in accordance with Regulation M under the Securities Act of 1934 constitutes the only information furnished in writing by the Underwriters or on behalf of the Underwriters for inclusion in the Registration Statement or the Prospectus;

6.2.2    The Prospectus:

         (i)      has been approved by or on behalf of the Stock Exchange;

         (ii) contains all information which is material in the context of the issue of the Class A2 Notes and such information is true and accurate in all respects and is not misleading or deceptive in any material respect, and the opinions and intentions expressed therein are honestly held and are based on reasonable assumptions, there are no other facts or circumstances (other than those contained or referred to in the Prospectus) the omission of which may make any of such information or the expression of any such opinions or intentions misleading or deceptive and the Servicer and the Trust Manager have made all reasonable enquiries to ascertain such facts or circumstances and to verify the accuracy and reliability of all such information, intentions and opinions; and

         (iii)    complies with the requirements of the Stock Exchange;

6.2.3 There has been no material adverse change in the financial position of the Servicer or the Trust Manager and the Servicer and the Trust Manager are able to pay their respective debts as and when they become due and payable;

6.2.4 The Servicer and the Trust Manager have available to them the necessary personnel (with relevant experience) and facilities (including computer facilities and software) to permit the Servicer and the Trust Manager to perform their obligations under the Transaction Documents;

6.2.5 There are no legal or governmental proceedings pending to which the Servicer or the Trust Manager is a party or of which any property of the Servicer or the Trust Manager is the subject which, if adversely determined, could materially adversely affect the Servicer or the Trust Manager's ability to fulfil its obligations under the Transaction Documents and, to the best knowledge of the Servicer and the Trust Manager, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

6.2.6 At the Time of Delivery there shall not exist any material default by the Servicer or the Trust Manager under any of the Transaction Documents, or any condition, event or act which, with notice or lapse of time or both, would constitute a material default by the Servicer and/or the Trust Manager under any of the Transaction Documents;

6.2.7 Neither the Servicer nor the Trust Manager shall take any action, or omit to take any action, that could result in the Issuer, directly or indirectly, offering, selling, reselling, re-offering or delivering Class A2 Notes or distributing the Prospectus or any advertisement or other offering material in any country or jurisdiction except under circumstances that will result in compliance with all applicable laws and regulations;

6.2.8 Since the date as of which information is given in the Prospectus, neither the Servicer nor the Trust Manager have carried on any business other than as described in the Prospectus;

6.2.9    Each of the Servicer and the Trust Manager:

         (i) has been duly incorporated and is validly existing as a limited liability public company under the laws of Victoria, Australia;

         (ii) has full power and authority to act as servicer and the trust manager respectively as described in the Prospectus; and

         (iii) has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, liquidator or similar officer of it or of any or all of its assets or revenues;

6.2.10 This Agreement has been duly authorised, executed and delivered by the Servicer and the Trust Manager, and assuming valid authorisation, execution and delivery by the other parties hereto, will constitute valid legally binding obligations of the Servicer and the Trust Manager, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganisation and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

6.2.11 Each of the other Transaction Documents to which the Servicer or the Trust Manager is a party has been duly authorised, executed and delivered by the Servicer or the Trust Manager, as applicable, and, assuming valid authorisation, execution and delivery by the other parties thereto, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganisation and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

6.2.12 No consent, approval, authorisation, order, licenses, registration (other than the registration of the Security Trust Deed) or qualification of or with any court or governmental agency or body is required for the issue and sale of the Class A2 Notes, the purchase of the mortgage loans and related property (the "LOANS AND RELATED RIGHTS") or the consummation of the transactions by the Servicer and the Trust Manager contemplated by this Agreement or the other Transaction Documents, other than (i) the approval for the listing of the Class A2 Notes with the Stock Exchange and (ii) such consents, approvals, authorisations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Class A2 Notes by the Underwriters;

6.2.13 All consents, licences, approvals and authorisations of any government body in connection with the execution, delivery and performance of each Transaction Document to which it is a party have been obtained by the Servicer and the Trust Manager and are validly subsisting;

6.2.14 At the Closing Date upon payment of the Purchase Price and all relevant procedures having been followed, the Issuer will hold legal and beneficial title to the Loans and Related Rights free from any Security Interests therein save those created by the Security Trust Deed;

6.2.15 All information, other than the Prospectus, produced in writing or on electronic media provided by the Servicer or the Trust Manager to the Representative in relation to the transactions contemplated by the Transaction Documents (together with the Prospectus, the "TRUST
         MANAGER'S OFFERING INFORMATION") is, on [     ] 2002, true and accurate
         in all material respects and is, on [      ] 2002, not misleading or
         deceptive (including by reason of the omission of any fact or circumstance from it) in any material respect;

6.2.16 Neither the Servicer nor the Trust Manager shall knowingly or negligently take or omit to take any action that could cause the Issuer to be in violation of any of its representations or warranties contained in this Agreement;

6.2.17 The Trust is not, and as a result of the issue of the Class A2 Notes or the receipt or application of the proceeds thereof will not be, required to register under the Investment Company Act; and

6.2.18 Subject to compliance with Section 128F of the Tax Act, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the Transaction Documents to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Class A2 Notes and the performance of the Trust Manager's or the Servicer's obligations under the Transaction Documents to which it is to be a party and the Class A2 Notes.

6.3 WARRANTIES OF THE UNDERWRITER. Each of the Underwriters represents and warrants to, and agrees with, the Issuer, the Servicer and the Trust Manager as set out in Schedule B hereto.


7.       UNDERTAKINGS AND INDEMNITIES

7.1 INDEMNITY FROM ISSUER, SERVICER, TRUST MANAGER AND THE UNDERWRITERS. Subject to clause 12 of this Agreement:

7.1.1 The Issuer will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained under the heading "The Issuer Trustee, the Trust Manager and the Servicer - The Issuer Trustee" in the Prospectus or arising out of or based upon information under the heading "The Issuer Trustee, the Trust Manager and the Servicer - The Issuer Trustee" in the Prospectus being, or being alleged to be, misleading or deceptive, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading or deceptive, or arise out of or are based upon any breach by the Issuer of any of its representations, warranties or agreements contained in this Agreement, and will on demand and from time to time reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred and provided that no Underwriter shall be entitled to any amount under this clause 7.1.1 to the extent the relevant legal or other expenses were the result of any fraud, negligence, or wilful default of such Underwriter.

7.1.2 Each of the Servicer and the Trust Manager will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, which such Underwriter may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

         (i) an untrue statement or alleged untrue statement of a material fact contained in the Trust Manager's Offering Information; or

         (ii) the Trust Manager's Offering Information being, or being alleged to be, misleading or deceptive; or

         (iii) any amendment or supplement to the Trust Manager's Offering Information; or

         (iv) arising out of or are based upon the omission or alleged omission to state in the Trust Manager's Offering Information a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading or deceptive; or

         (v) any breach by the Trust Manager or the Servicer of any of its representations, warranties or agreements contained in this Agreement,

                  and will on demand and from time to time reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided that no Underwriter shall be entitled to any amount under this clause 7.1.2 to the extent the relevant legal or other expenses were the result of any fraud, negligence or default of such Underwriter.

7.1.3 Each Underwriter will, severally and not jointly, indemnify and hold harmless each of the Issuer and the Trust Manager against any losses, claims, damages or liabilities to which the Issuer or the Trust Manager, as the case may be, may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach by such Underwriter of any of its representations, warranties or agreements contain in this Agreement, and will reimburse the Issuer and the Trust Manager (as the case may be) for any legal or other expenses reasonably incurred by the Issuer and the Trust Manager (as the case may be) in connection with investigating or defending any such action or claim as such expenses are incurred provided that neither the Issuer nor the Trust Manager shall be entitled to any amount under this clause
         7.1.3 to the extent the relevant legal or other expenses were the result of any fraud, negligence or wilful default of the Issuer or the Trust Manager (as the case may be).

7.1.4    Promptly after receipt by an indemnified party under clauses 7.1.1,
         7.1.2 or 7.1.3 above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such paragraph, notify the indemnifying party in writing of the commencement thereof; provided that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such paragraph or otherwise; and provided further that no such indemnified party shall enter into a compromise or other settlement of any such action without the prior consent of the indemnifying party (such consent not to be unreasonably withheld).

7.1.5 In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party, to assume the defence thereof, with counsel satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defences available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defences and to otherwise participate in the defence of such action on behalf of such indemnified party or parties.

7.1.6 Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defence of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this clause 7.1 or for any legal or other expenses subsequently incurred by such indemnified party in connection with the defence thereof unless:

         (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defences in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each relevant jurisdiction, approved by the Underwriters in the case of clauses 7.1.1, 7.1.2 or 7.1.3, representing the indemnified parties under clauses 7.1.1,
                  7.1.2 or 7.1.3, as the case may be, who are parties to such action);

         (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party at the expense of the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of the action; or

         (iii) the indemnifying party has authorised the employment of counsel for the indemnified party at the expense of the indemnifying party;

                  and except that, if sub-paragraph (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such sub-paragraph (i) or (iii).

7.1.7 The obligations of each of the Issuer, the Servicer and the Trust Manager under this clause 7.1 shall be in addition to any liability which the Issuer, the Servicer or the Trust Manager, as the case may be, may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and to each person, if any, who controls such Underwriter within the meaning of section 15 of the Securities Act (such obligations being held on trust by each Underwriter for each of its employees, officers and directors); and the obligations of each Underwriter under this clause 7.1 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Issuer, the Servicer or the Trust Manager, as the case may be, within the meaning of section 15 of the Securities Act.

7.1.8 if the indemnification provided for in this clause 7.1 is unavailable or insufficient to hold harmless an indemnified party under clauses 7.1.1, 7.1.2 or 7.1.3, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in clauses 7.1.1,
         7.1.2 or 7.1.3

         (i) in such proportion as is appropriate to reflect the relative benefits received by the Servicer, the Trust Manager or the Issuer Trustee on the one hand and the Underwriters on the other from the offering of the Class A2 Notes; or

         (ii) if the allocation provided in paragraph (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in paragraph (i) above but also the relative fault of the Servicer, the Trust Manager or the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Servicer, the Trust Manager and the Issuer Trustee or the

                  Underwriters and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause 7.1.8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this clause 7.1.8.

         Notwithstanding the provisions of this clause 7.1.8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A2 Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this clause 7.1.8 to contribute are several in proportion to their respective underwriting obligations and not joint.

7.2 ISSUER UNDERTAKINGS. The Issuer undertakes to each of the Underwriters (subject to clause 12 below) that it will:

7.2.1 at any time prior to payment being made to the Issuer at the Time of Delivery, unless the same is capable of remedy and is forthwith remedied, forthwith notify the Underwriters of anything which has or would have rendered or will or would render untrue or incorrect in any material respect any of the representations and warranties in clause
         6.1 as if they had been made or given at such time with reference to the facts and circumstances then subsisting;

7.2.2 at the Time of Delivery do all things within its power and required by it on such date under the terms of the Transaction Documents;

7.2.3 if at any time prior to the Time of Delivery any event within its knowledge shall have occurred as a result of which the information under the heading "The Issuer Trustee, the Trustee Manager and the Servicer - The Issuer Trustee" in the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made when the Prospectus is delivered, not misleading or, if for any other reason it shall be necessary to amend or supplement the Prospectus, the Issuer will notify the Underwriters and, upon request from the Representative, the Issuer will prepare and furnish without charge to the Underwriters as many copies as each Underwriter from time to time reasonably requests of any amended prospectus or a supplement to the Prospectus which will correct such statement or omission;

7.2.4 not effect or enter into any transaction (in the open market or otherwise) or effect or enter into any other arrangements the object or effect of which would be to stabilise or maintain the market price of the Class A2 Notes at levels other than those which might otherwise prevail in the open market;

7.2.5    the Issuer will pay:

         (i) any stamp, issue, registration, documentary or other taxes of a similar nature and duties, including interest and penalties, payable on or in connection with the creation, issue and offering of the Class A2 Notes or the execution or delivery of the Transaction Documents; and

         (ii) in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it).

7.2.6 so long as any of the Class A Notes remains outstanding, the Issuer will furnish to any Underwriter if it so requests in writing, copies of each document filed by the Issuer with the Stock Exchange and the Commission, and copies of financial statements and other periodic reports that the Issuer may furnish generally to holders of its debt securities; and

7.2.7 from the date hereof to (and including) the Time of Delivery, neither the Issuer nor any of its affiliates shall, without the prior consent of the Representative, make any public announcement which might reasonably be expected to have an adverse effect on the marketability of the Class A2 Notes.

7.3 SERVICER AND TRUST MANAGER UNDERTAKINGS. The Servicer and Trust Manager, jointly and severally, undertake with each of the Underwriters that the Trust Manager will (and the Servicer shall procure that the Trust Manager will):

7.3.1 file with the Commission pursuant to and in accordance with Rule 430A and Rule 424(b) copies of an amended Prospectus containing all of the information omitted from the Prospectus in reliance upon Rule 430A at the time the Registration Statement became effective. The Trust Manager will advise the Representative promptly of any such filing pursuant to Rule 424(b);

7.3.2 advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplementation without the Representative's consent; and the Trust Manager will also advise the Representative promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued;

7.3.3 at any time prior to payment being made to the Issuer at the Time of Delivery, unless the same is capable of remedy and is forthwith remedied, forthwith notify the Representative of anything which has or would have rendered or will or would render untrue or incorrect in any material respect any of the representations and warranties in clause
         6.3 as if they had been made or given at such time with reference to the facts and circumstances then subsisting;

7.3.4 at any time when a prospectus relating to the Class A2 Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Trust Manager will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor any Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in this clause 7;

7.3.5 as soon as practicable, make generally available to the holders of the Class A2 Notes an earnings statement or statements of the Trust covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

7.3.6 assist the Representative in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Class A2 Notes and related matters;

7.3.7 at the Time of Delivery do all things within its power and required by it on such date under the terms of the Transaction Documents;

7.3.8 not effect or enter into any transaction (in the open market or otherwise) or effect or enter into any other arrangements the object or effect of which would be to stabilise or maintain the market price of the Class A2 Notes at levels other than those which might otherwise prevail in the open market;

7.3.9 pay, in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax payable in respect of that amount (and references in this Agreement to such amount shall be deemed to include any such taxes so payable in addition to it);

7.3.10 procure that the Security Interests created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

7.3.11 furnish to the Representative on (or as soon as practicable after) the date hereof three copies of the Prospectus signed by a duly authorised officer of the Issuer and the Trust Manager and, without charge, such additional number of copies of the Prospectus as the Representative may reasonably request;

7.3.12 furnish to the Representative copies of the Registration Statement (one of which will be signed and include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request;

7.3.13 not cause the Trust to become an investment company under the Investment Company Act;

7.3.14 endeavour to qualify the Class A2 Notes for sale under the securities or "Blue Sky" laws of such jurisdictions as the Representative shall reasonably request and the determination of eligibility for investment of the Class A2 Notes under the laws of such jurisdictions as you may designate and will continue such qualifications in effect so long as required for the distribution of the Class A2 Notes;

7.3.15 so long as the Class A2 Notes are outstanding, furnish to the Representative

         (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer or the Note Trustee,

         (ii)     copies of each amendment to the Transaction Documents,

         (iii) copies of all reports or other communications (financial or other) furnished to holders of the Class A2 Notes, and copies of any reports and financial statements furnished to the Commission, any governmental or regulatory authority or any national securities exchange, and

         (iv) from time to time such other information concerning the Trust, the Trust Manager or the Servicer as the Representative may reasonably request;

7.3.16 to the extent, if any, that any of the ratings provided with respect to the Class A2 Notes by Moody's Investors Service, Inc. ("MOODY'S") or Standard & Poor's Ratings Group ("S&P") (Moody's and S&P, each a "RATING AGENCY") and each are conditional upon the furnishing of documents or the taking of any other actions by the Servicer or the Trust Manager, furnish such documents and take any such other actions; and

7.3.17 not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to asset-backed securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period beginning at the date of this Agreement and ending at the later of the Time of Delivery or the lifting of trading restrictions by the Representative.

7.4 RIGHTS IN FULL FORCE AND EFFECT. The rights and remedies conferred upon each Underwriter (and the other indemnified persons) under this clause 7 shall continue in full force and effect notwithstanding the completion of the arrangements set out herein for the issue and subscription of, and payment for, the Class A2 Notes and regardless of any investigation by any Underwriter.

8.       CONDITIONS PRECEDENT

8.1 This Agreement and the obligations of each Underwriter under it are conditional upon:-

8.1.1 EXECUTION OF TRANSACTION DOCUMENTS: the execution and delivery (at or before the Time of Delivery) of the Transaction Documents by the respective parties and due satisfaction of all conditions precedent to the Transaction Documents other than the issue of the Class A2 Notes;

8.1.2 CLASS B NOTES: The Representative shall have received evidence satisfactory to it that at the Time of Delivery the Class B Notes shall have been issued;

8.1.3 PURCHASE: all the steps or conditions required by the Series Notice for the purchase by the Issuer from the Approved Sellers of the Loans and Related Rights to be acquired from the Approved Sellers pursuant thereto having been or will be taken or satisfied, as the case may be;

8.1.4 REGISTRATION STATEMENT DECLARED EFFECTIVE: The Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 p.m., New York City time, on the date hereof or on such later date to which the Representative have consented; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission. The Prospectus, including all price-related information previously omitted from the prospectus which formed a part of the Registration Statement at the time it became effective, in accordance with Rule 430A, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with clause 7.3.1 hereof; and prior to the Closing Date the Trust Manager shall have provided evidence satisfactory to the Representative of such timely filing, and all requests for additional information shall have been complied with to the satisfaction of the Representative.

8.1.5 LISTING: the Stock Exchange having agreed to list the Class A2 Notes, subject only to the issue of the Global Notes or the Representative being satisfied that such listing will be granted shortly after the Time of Delivery;

8.1.6 OPINIONS: at or before the Time of Delivery, there having been delivered to the Representative opinions, in form and substance satisfactory to the Representative, dated the Time of Delivery of:

         (i)      Orrick, Herrington & Sutcliffe, legal advisers to the
                  Underwriters;

         (ii) Mayer, Brown, Rowe & Maw, legal advisers to the Servicer and the Trust Manager;

         (iii) Allen Arthur Robinson, legal advisers to the Servicer and the Trust Manager;

         (iv)     Mallesons Stephen Jaques, legal advisers to the Issuer;

         (v)      legal advisers to the Swap Party;

         (vi)     Tite & Lewis, legal advisers to the Note Trustee;

         (vii)    KPMG, tax advisers to the Trust Manager;

         and such other documents, opinions and certificates as the Representative may reasonably require;

8.1.7 The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transactions described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;


8.1.8    COMPLIANCE: at the Time of Delivery:

         (i) the representations and warranties of the Issuer, the Servicer and the Trust Manager in this Agreement being true, accurate and correct at, and as if made at, the Time of Delivery;

         (ii) each of the Issuer, the Servicer and the Trust Manager having performed all of their respective obligations under this Agreement to be performed on or before the Time of Delivery and there having been delivered to the Representative a certificate from each of the Issuer, the Servicer and the Trust Manager to such effect, dated the Time of Delivery and signed by a duly authorised officer; and

         (iii) subsequent to the execution and delivery of this Agreement, there shall not have occurred


                  (a) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the Issuer, the Servicer, the Trust Manager or any Swap Party and their respective subsidiaries, in each case, taken as one enterprise, which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A2 Notes;

                  (b) any downgrading in the rating of any debt securities of any of the Servicer, the Trust Manager, the Issuer Trustee or any Swap Party by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436 (g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Class A2 Notes or any debt securities of any of the Servicer, the Trust Manager, the Issuer Trustee or any Swap Party (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating);

                  (c) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Stock Exchange or any other exchange on which the Class A2 Notes are listed, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any of the Servicer, the Trust Manager, the Issuer Trustee or any Swap Party on any exchange or in the over-the-counter market;

                  (d) any banking moratorium declared by U.S. Federal, New York, United Kingdom, Luxembourg or Australia authorities; or

                  (e) any outbreak or escalation of major hostilities in which the United States, the United Kingdom, Luxembourg or Australia is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A2 Notes.

8.1.9 RATING: at the Time of Delivery, the Class A2 Notes having been assigned a rating of AAA by S&P and Aaa by Moody's and the Class B Notes having been assigned a rating of AA- by S&P and no such rating having been downgraded and no Notes having been placed on "credit watch" and there having occurred no downgrade, nor any notice having been given of:

         (i)      any intended or potential downgrading; or

         (ii) any review or possible change which does not indicate the direction of any such change, in the rating accorded to any other debt securities of the Issuer by any Rating Agency;

8.1.10 MATERIAL ADVERSE CHANGE: at the Time of Delivery there shall not have occurred any change nor any development or event reasonably likely to involve a prospective change which would be, in the discretion of the Representative, material and adverse and which would make it, in the discretion of the Representative, impracticable to market the Class A2 Notes on the terms and in the manner contemplated in the Prospectus;

8.1.11 SOLVENCY: there having been delivered to the Representative a solvency certificate of each of the Approved Sellers dated the Time of Delivery and signed by a duly authorised officer;

8.1.12 COMMISSIONS AND EXPENSES: there having been delivered to the Underwriters satisfactory evidence that payment of the Commissions (defined in clause 10.1 below) and the expenses referred to in clause
         11.2 will be made at the Time of Delivery;

8.1.13 The Representative shall have received a certificate, dated the Time of Delivery, of the managing director, director or any chief general manager of each of the Servicer and the Trust Manager and (as to paragraphs (i) and (ii) below only) of an authorized officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that:

         (i) the representations and warranties of such entity in this Agreement are true and correct;

         (ii) such entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery;

         (iii) in the case of the Trust Manager, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and

         (iv) subsequent to the date of the most recent financial statements supplied by the Servicer to the Underwriters or the Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate; and

8.1.14 The Representative shall have received two letters; one dated the date hereof and one dated the Time of Delivery, of KPMB confirming that they are independent public accountants within the standards established by the American Institute of Certified Public Accountants and stating to the effect that they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Servicer and its subsidiaries and affiliates subject to the internal controls of such parties' accounting system or are derived directly from such records by analysis or computation or from the collateral tape containing the description of the Loans and Related Rights) with the results obtained from inquiries, a reading of such general accounting records and collateral tape and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

8.2 WAIVER. The Representative may, at its discretion and upon such terms as it thinks fit, waive compliance with the whole or any part of clause 8 (other than clauses 8.1.1 and 8.1.2).

9.       CLOSING

9.1 The Issuer Trustee will deliver the Class A2 Notes to be purchased by the Underwriters hereunder at the offices of Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019, USA, in book-entry form deposited with the Note Trustee as custodian for DTC, and registered in the name of Cede & Co., as nominee for DTC. Interests in any Class A2 Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Delivery of the Class A2 Notes will be by means of credit to the account of the Underwriters with DTC, against payment to, or as directed by, the Issuer by the Underwriters of the Selling Price in U.S. dollars in immediately available funds, at or around [2.30] p.m., New York time, or at such other time as may be notified by the Representative to the
         parties hereto, on [     ] 2002, or at such other time and date as the
         Representative and the Issuer may agree upon in writing (such time and date being herein called the "TIME OF DELIVERY").

10.      COMMISSIONS AND FEES

10.1 In consideration of the agreement by each of the Underwriters to purchase and pay for the Class A2 Notes, the Servicer agrees to pay or procure the payment, at the Time of Delivery to the Underwriters:

10.1.1 of a combined management and underwriting commission in respect of the Class A2 Notes of [*] per cent. of the principal amount of the Class A2 Notes; and

10.1.2 of a selling concession of an amount equal to [*] per cent. of the principal amount of the Class A2 Notes.

         The amounts referred to in clause 10.1.1 and 10.1.2 above are together the "COMMISSIONS".

10.2 The Trust Manager shall, and the Servicer shall procure that the Trust Manager shall, pay or procure the payment at the Time of Delivery to each Underwriter of the expenses of such Underwriter (as separately agreed and referred to in clause 11.2).


11.      EXPENSES

11.1 GENERAL EXPENSES. The Issuer, the Servicer and the Trust Manager agree with the Underwriters that the Underwriters will not be responsible for payment of any of the following, which will be paid by the Trust
         Manager:

11.1.1   all costs and expenses in connection with:

         (i) the preparation, production and (where appropriate) printing of the Notes, the information in the Prospectus, the Transaction Documents, and all other documents relating to the issue of the Notes and the Prospectus;

         (ii) the initial delivery and distribution (including transportation and packaging but not insurance (other than to the place of distribution)) of the Notes;

         (iii)    the listing of the Class A2 Notes on the Stock Exchange; and

         (iv) any filing fees and other expenses (including fees and disbursements of Underwriters' counsel) incurred in connection with qualification of the Class A2 Notes for sale and determination of the eligibility of the Class A2 Notes for investment under the laws of such jurisdiction as the Representative designates, and the printing of memoranda relating thereto,

11.1.2 the fees and expenses of the Security Trustee, the Note Trustee, the Paying Agents and any other party to the Transaction Documents in relation to the preparation and execution of the Transaction Documents, the issue and authentication of the Notes and the performance of their duties under the Transaction Documents,

11.1.3 the fees, disbursements and expenses of the legal advisers of the Underwriters and the legal advisers of any other party to the Transaction Documents and the legal advisers and accountants of the Issuer and all other expenses of the Issuer in connection with the issue and obtaining and maintaining the listing of the Class A2 Notes,

11.1.4   the fees charged by S&P and Moody's for rating the Notes,

11.1.5 the initial fees and expenses of DTC, Euroclear and Clearstream in relation to the Notes (excluding any such fees and expenses arising as a result of any transfer of the Notes), and

11.1.6 all other out-of-pocket costs and expenses of the Issuer incidental to the performance of the Issuer's obligations hereunder and the issuance and sale of the Notes which are not otherwise specifically provided for in this clause 11.1.

11.2 REPRESENTATIVE'S EXPENSES. [In addition, the Servicer will pay to Barclays Capital, Inc. an amount, to be agreed separately in an expenses side-letter dated the date hereof, in lieu of reimbursement of their legal and other expenses in connection with the issue of the Class A2 Notes.]

11.3 SERVICER AND TRUST MANAGER. The Servicer and the Trust Manager, jointly and severally further covenant and agree with each Underwriter to indemnify and hold harmless each Underwriter from any:

11.3.1   expenses described in clause 11.1 if incurred by the Underwriters;

11.3.2 U.S., U.K., Australian, Belgian or Luxembourg documentary, stamp, reserve or similar U.S., U.K., Australian, Belgian or Luxembourg issue tax or duty and any related interest or penalties on, and value added tax (if any) and all court fees payable in respect of the execution of, or otherwise in connection with, the Transaction Documents or the issue, sale or delivery of, or otherwise in connection with, the Class A2 Notes to the Underwriters or any expense incurred by any Underwriter (including legal fees on a full indemnity basis) in connection with the enforcement of the Trust Manager's or the Servicer's obligations under this Agreement;

11.3.3 expenses incurred by any Underwriter (including legal fees on a full indemnity basis) in connection with the enforcement of any of the Issuer's, the Servicer's or the Trust Manager's obligations (as the case may be) under this Agreement; and

11.3.4 payments to the Underwriters under this clause 11 shall be in addition to the Commissions payable to the Lead Managers under clause 10.

11.4     COSTS OF PURCHASE ETC. Without prejudice to the generality of clauses
         11.3.1 to 11.3.4 (inclusive), the Issuer, the Servicer and the Trust Manager agree with the Underwriters that the Servicer will be responsible for payments of all and any fees, charges, costs and duties and any stamp and other taxes or duties, including interest and penalties, arising from or in connection with the purchase of the Loans and Related Rights, the creation of the security for the Class A2 Notes and for the other amounts to be secured as contemplated by the Security Trust Deed, and the perfection of such security (including the making of any necessary registration).

11.5 COMMISSIONS. The Servicer and Trust Manager, jointly and severally, agree to pay or procure the payment of a sum equal to the amount of any due but unpaid Commissions to the Representative on behalf of the Underwriters in immediately available funds at the Time of Delivery.

11.6 PAYMENT. All payments in respect of the costs, fees, expenses referred to in clause 11.1.1 [and 11.2 ]shall be satisfied by any of the Issuer, the Servicer or the Trust Manager (as the case may be) making them to the Representative, and the Issuer shall not be concerned with the apportionment of such payments between the Underwriters or the payment of them to any other persons.

12.      RESTRICTED REMEDIES; TRUSTEE PROVISIONS

12.1 RESTRICTED REMEDIES. Subject to clause 12.3 and except as provided in clause 12.2, the Underwriters shall not:

12.1.1 (JUDGMENT) obtain a judgment for the payment of money or damages by the Issuer;

12.1.2 (STATUTORY DEMAND) issue any demand under section 459E(1) of the Corporations Act 2001 of Australia (or any analogous provision under any other law) against the Issuer;

12.1.3   (WINDING UP) apply for the winding up or dissolution of the Issuer;

12.1.4 (EXECUTION) levy or enforce any distress or other execution to, on, or against any assets of the Issuer;

12.1.5 (COURT APPOINTED RECEIVER) apply for the appointment by a court of a receiver to any of the assets of the Issuer;

12.1.6 (SET-OFF OR COUNTERCLAIM) exercise or seek to exercise any set-off or counterclaim against the Issuer; or

12.1.7 (ADMINISTRATOR) appoint, or agree to the appointment of, any administrator to the Issuer,

         or take proceedings for any of the above and the Underwriters waive their rights to make those applications and take those proceedings.

12.2 UNRESTRICTED REMEDIES. Nothing in clause 12.1 limits the Underwriters from:

12.2.1 obtaining an injunction or other order to restrain any breach of this Agreement by any party; or

12.2.2 obtaining declaratory relief in relation to their rights under the Security Trust Deed.

12.3     TRUSTEE PROVISIONS.  Notwithstanding any other terms of this Agreement:

12.3.1 clause 32.16 of the Master Trust Deed (as amended by the Series Notice) applies to the obligations and liabilities of the Issuer under this Agreement.

12.3.2 The Issuer enters into the Transaction Documents and issues the Notes only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by the Issuer acting in its capacity as trustee of the Trust arising under or in connection with the Transaction Documents or the Trust or in respect of the Notes is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the Assets of the Trust out of which the Issuer is actually indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents or the Trust.

12.3.3 The parties other than the Issuer may not sue the Issuer in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except in relation to the Assets of the Trust), liquidator, administrator or similar person to the Issuer or prove in any liquidation, administration or arrangements of or affecting the Issuer (except in relation to the Assets of the Trust).

12.3.4 The provisions of clause 32.16 of the Master Trust Deed do not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification out of the Assets of the Trust as a result of the Issuer's fraud, negligence, or wilful default.

12.3.5 It is acknowledged that the Relevant Parties are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations or breach of representation or warranty under the Transaction Documents) will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph
         (d) above to the extent to which the act or omission was caused or contributed to by any failure by the Relevant Parties (other than a person whose acts or omissions the Issuer is liable for in accordance with the Transaction Documents) to fulfil its obligations relating to the Trust or by any other act or omission of the Relevant Parties (other than a person whose acts or omissions the Issuer is liable for in accordance with the Transaction Documents) regardless of whether or not that act or omission is purported to be done on behalf of the Issuer.

12.3.6 No attorney, agent, receiver or receiver and manager appointed in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (d) above provided (in the case of any person selected and appointed by the Issuer) that the Issuer has exercised reasonable care in the selection of such persons.

12.3.7 In this clause 12, "RELEVANT PARTIES" means each of the Trust Manager, the Servicer, the Calculation Agent, each Paying Agent, the Note Trustee and any Support Facility Provider.

12.3.8 In this clause 12, "WILFUL DEFAULT" means any wilful failure to comply with, or wilful breach by the Issuer of, any of its obligations under any Transaction Document, other than a failure or breach which:

         (i) arises as a result of a breach of a Transaction Document by a person other than:

                  (a)      the Issuer; or

                  (b) any officer, employee, agent or delegate of the Issuer; and

         (ii)     is in accordance with a lawful court order or required by law;
                  or

         (iii)    is, in relation to a Trust:

                  (a) in accordance with a proper instruction or direction of the Voting Mortgagees (as defined in the Security Trust Deed in relation to the Trust) given at a meeting of Voting Mortgagees convened pursuant to the Security Trust Deed in relation to the Trust; or

                  (b) in accordance with any proper instruction or direction of the Noteholders of the Trust at a meeting convened under the Master Trust Deed.

12.3.9 Nothing in this clause 12 limits the obligations expressly imposed on the Issuer under the Transaction Documents.

13.      TERMINATION

13.1 THE REPRESENTATIVE'S ABILITY TO TERMINATE. Notwithstanding anything contained herein, the Representative may terminate this Agreement by notice to the Issuer, given at any time prior to payment of the Selling Price for the Class A2 Notes to the Issuer:

13.1.1 if there shall have come to the notice of the Representative any material breach or any event rendering untrue or incorrect in any respect, any of the warranties and representations by the Issuer in clause 6.1 or by the Servicer or the Trust Manager in clause 6.2 or any failure to perform any of the undertakings or obligations of the Issuer, the Servicer or the Trust Manager under this Agreement;

13.1.2 if any of the conditions specified in clause 8 has not been satisfied or waived by the Representative; or

13.1.3 if, in the Representative's opinion, there shall have been since the date of this Agreement, a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in its view be likely to prejudice materially the success of the offering and distribution of the Class A2 Notes or dealing in the Class A2 Notes in the secondary market.

14.      CONSENT TO JURISDICTION; APPOINTMENT OF AGENT TO ACCEPT SERVICE OF
         PROCESS

14.1 Each of the Servicer, the Trust Manager and the Issuer Trustee hereby submits to the non-exclusive jurisdiction of the United States Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Servicer, the Trust Manager and the Issuer Trustee irrevocably appoints CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person servicing the same to the address provided in clause 19, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the Servicer, the Trust Manager and the Issue

         Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Class A2 Notes remain outstanding.

14.2 The obligation of the Servicer, the Trust Manager or the Issue Trustee in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Servicer, the Trust Manager and the Issue Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

15.      FOREIGN TAXES

         All payments to be made by the Servicer, the Trust Manager or the Issuer Trustee hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Servicer, the Trust Manager or the Issuer Trustee, as applicable, is compelled by law to deduct or withhold such taxes duties or charges. In that event, the Servicer, the Trust Manager or the Issuer Trustee, as applicable, shall pay such additional amount as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

16.      JUDGMENT CURRENCY

16.1 If any judgment or order in any legal proceeding against any of the Servicer, the Trust Manager or the Issuer Trustee is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and there is any variation as between (i) the rate of exchange (the "JUDGMENT RATE") at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "MARKET RATE") at which the person to who such amounts is paid (the "PAYEE") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the differenced expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Servicer, the Trust Manager or Issuer Trustee, as applicable, to the Payee and (b) if positive by the Payee to the Servicer, the Trust Manager or the Issuer Trustee, as applicable. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer Trustee, the Trust Manager or the Servicer or the Payee, as the case may be and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OR EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

17.1 The representations, warranties, agreements, undertakings and indemnities in this Agreement shall continue in full force and effect notwithstanding completion of the arrangements for the purchase of the Class A2 Notes or any investigations made by or on behalf of the Underwriters.

18.      TIME

18.1 Any date or period specified herein may be postponed or extended by agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

19.      COMMUNICATIONS

         All notices and communications hereunder shall be made in writing (by letter or fax), shall be effective upon receipt by the addressee and shall be sent as follows:

19.1     if to the Issuer, to it at:

         Perpetual Trustee Company Limited
         [Level 4, 333 Collins Street
         Melbourne VIC 3000
         Attention: Senior Manager, Securitisation Services
         Facsimile: + 61 3 9615 9639]

19.2     if to the Trust Manager to it at:

         Interstar Securitisation Management Pty Limited
         [Address*
         Attention: *
         Facsimile: *]

19.3     if to the Servicer to it at:

         Interstar Securities (Australia) Pty Limited

         [Level 28, 367 Collins Street
         Melbourne, Victoria 3000
         Attention: Managing Director
         Facsimile: + 61 3 9621 2368]

19.4     if to the Representative to it at:

         Barclays Capital, Inc.
         222 Broadway
         New York, New York  10038
         U.S.A.

         Attention: *
         Facsimile: *

         Any such communication shall take effect, in the case of a letter, at the time of delivery, in the case of facsimile transmission, at the time of despatch. Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

20.      ASSIGNMENT

         This Agreement shall be binding upon, and, to the extent set forth in this Agreement, inure solely to the benefit of, each Underwriter, the Issuer, the Servicer, the Trust Manager, the officers and directors of each Underwriter, the Issuer, the Servicer, and the Trust Manager and each person who controls the Issuer, the Servicer, the Trust Manager or such Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Class A2 Notes from the Underwriters shall be deemed a successor or assigned by reason merely of such purchase.

21.      COUNTERPARTS

         This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22.      GOVERNING LAW AND JURISDICTION

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.













                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If you are in agreement with the foregoing, please sign and return the enclosed counterparts hereof, hereupon it will become a binding agreement in accordance with its terms.


PERPETUAL TRUSTEES VICTORIA LIMITED

By:

NAME:
TITLE:


INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED

By:

NAME:
TITLE:


INTERSTAR SECURITIES (AUSTRALIA) PTY LIMITED

By:

NAME:
TITLE:


BARCLAYS CAPITAL INC.

By:

NAME:
TITLE:

                                   SCHEDULE A


             UNDERWRITERS                               PRINCIPAL AMOUNT OF
                                                           CLASS A2 NOTES

        Barclays Capital, Inc.                                  [O]

                  [O]                                           [O]

                  [O]                                           [O]

                                   SCHEDULE B

                              SELLING RESTRICTIONS

A.       UNITED KINGDOM

1. Each Underwriter represents and agrees with respect to itself that the Class A2 Notes have only been offered or sold and will only be offered or sold in or from the United Kingdom:

         (i) to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses; or

         (ii) to persons who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses; or

         (iii) to persons otherwise in circumstances that have not resulted and will not result in an offer to the public under the Public Offers of Securities Regulations 1995 (as amended);

         (iv) in compliance with all applicable provisions of the Financial Services and Markets Act 2000 (FISMA), and rules and regulations made thereunder with respect to anything done in relation to the notes in, from or otherwise involving the United Kingdom. Any invitation or inducement to engage in investment activity, within the meaning of Section 21 of FISMA, will only be communicated or caused to be communicated in circumstances when Section 21 of FISMA does not apply, including to persons exempted as investment professionals under Article 19 or to high net worth persons under Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended.

B.       AUSTRALIA

1.       Each Underwriter has agreed that it:

         (i) has not, directly or indirectly, offered for issue or sale or invited applications for the issue of or for offers to purchase nor has it sold, the Class A2 Notes;

         (ii) will not, directly or indirectly, offer for issue or sale or invited applications for the issue of or for offers to purchase nor will it sell the Class A2 Notes; and

         (iii) has not distributed and will not distribute any draft, preliminary or definitive offering circular, or any advertisement or other offering material,

         in Australia, its territories or possessions unless:

         (i) the amount payable for the Class A2 Notes on acceptance of the offer by each offeree or invitee is a minimum amount of A$500,000, or its equivalent in another currency - disregarding amounts, if any, lent by the issuer trustee or other person offering the notes or any associate of them - or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act 2001 of Australia;

         (ii) the offer, invitation or distribution complies with all applicable laws, regulations and directives in relation to the offer, invitation or distribution and does not require any document to be lodged with the Australian Securities and Investments Commission; and

         (iii) the Class A2 Notes will not be acquired by an associate of the Issuer within the meaning of section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia (the "TAX ACT"), other than in the capacity of a dealer, trust manager or underwriter in relation to a placement of the Class A2 Notes, as identified on a list provided by the Trust Manager.

2.       Each Underwriter further agrees that:

         (i) in connection with the primary distribution of the Class A2 Notes, it will not sell any Class A2 Notes to any person if, at the time of such sale, the employees of such Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect that, as a result of such sale, such Class A2 Notes or any interest in such Class A2 Notes were being, or would later be acquired, directly or indirectly, by an associate of the issuer trustee for the purposes of section 128F of the Tax Act; and

         (ii) it must offer the Class A2 Notes for which it subscribes for sale within 30 days of the issue of those Class A2 Notes and that such offer must only be by one of the following means, or a combination thereof:

                  (a) as a result of negotiations being initiated by such Underwriter in electronic form on Reuters or the electronic information system made available to its subscribers by Bloomberg, L.P., specifying in such offer the name of the Issuer and the price at which the Class A2 Notes are offered for sale; or

                  (b) by such Underwriter offering those Class A2 Notes for sale to at least 10 persons, each of whom must be:

                           (I) carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in the financial markets; and

                           (II) not known to be an associate of any of the others.